EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated September 29, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017 and September 18, 2017

Effective January 1, 2018, Class C shares, and any reinvested dividends and other distributions paid on such shares, will automatically convert to Class A shares, on a monthly basis, ten years after the end of the month in which the shares were purchased. The initial Class C conversion will occur on or around January 12, 2018 when all Class C shares purchased prior to January 1, 2008 will be converted to Class A shares.

Effective January 1, 2018, the following replaces the “General Comparison of Class A, Class B, Class C and Class T Shares” table in the “Your Account — Choosing a Share Class” section on page 246 (the footnotes remain unchanged):

General Comparison of Class A, Class B, Class C and Class T Shares
Class A	Class B1	Class C2	Class T3
Initial sales charge	N/A	No initial sales charge	Initial sales charge
1.00% deferred sales charge[4]	Deferred sales charge on shares you sell within six years after purchase	A 1% deferred sales charge on shares you sell within 12 months after purchase	Deferred sales charge is not applicable
Maximum distribution and service (12b-1) fees of 0.25%	Maximum distribution and service (12b-1) fees of 1.00%	Maximum distribution and service (12b-1) fees of 1.00%	Maximum distribution and service (12b-1) fees of 0.25%
	Converts to Class A shares eight years from the month in which the shares were purchased, thus reducing future annual expenses	Effective January 1, 2018, converts to Class A shares ten years from the month in which the shares were purchased, thus reducing future annual expenses

Effective January 1, 2018, the following replaces the last sentence of the first paragraph in the “Your Account — Choosing a Share Class — Class C Shares” section on page 253:

Class C shares, and any reinvested dividends and other distributions paid on such shares, automatically convert to Class A shares, on a monthly basis, ten years after the end of the month in which the shares were purchased. Such conversion will be on the basis of the relative NAVs per share, without the imposition of any sales load, fee or other charge. The conversion from Class C shares to Class A shares is not considered a taxable event for Federal income tax purposes.

In the “Your Account — Distributions and Taxes — Distributions” section on pages 269-270, Ivy Mid Cap Income Opportunities Fund distributes net investment income quarterly in March, June, September and December.

*****

IVY FUNDS

Supplement dated September 29, 2017 to the

Ivy Funds Statement of Additional Information

dated July 5, 2017

as supplemented July 14, 2017 and August 18, 2017

Effective January 1, 2018, Class C shares, and any reinvested dividends and other distributions paid on such shares, will automatically convert to Class A shares, on a monthly basis, ten years after the end of the month in which the shares were purchased. The initial Class C conversion will occur on or around January 12, 2018 when all Class C shares purchased prior to January 1, 2008 will be converted to Class A shares.

Effective January 1, 2018, the following replaces the second sentence of the second full paragraph in the “Trust Shares — The Shares of the Funds” section on page 143:

Class B and Class C shares that have been held by a shareholder for eight and ten years, respectively, will convert, automatically, eight and ten years, respectively, after the month in which the shares were purchased, to Class A shares of the Fund, and such conversion will be made, without charge or fee, on the basis of the relative NAV of the two classes.

*****

IVY FUNDS

Supplement dated September 18, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017 and August 18, 2017

Effective immediately, Class E shares of Ivy Cundill Global Value Fund are closed to new investments. The fund’s Class E shares will be liquidated on or about September 18, 2017.

*****

IVY FUNDS

Supplement dated August 18, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017 and August 10, 2017

1)	Effective September 18, 2017, Class E shares of Ivy Cundill Global Value Fund will be closed to new investments and will no longer be offered for sale in this prospectus.

2)

Effective September 18, 2017, the maximum sales load for Class E shares of each Fund (except Ivy Government Money Market Fund) will be reduced to 2.50%. Therefore, on that date, the following changes are made to the prospectus:

∎	The following replaces in its entirety the table titled “Shareholder Fees” under the “Fees and Expenses” section on pages 4, 9, 14, 24, 54, 115, 134, 139, 168 and 174:

Shareholder Fees

(fees paid directly from your investment)	Class A		Class B		Class C		Class E		Class I	Class N	Class R	Class Y
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	5.75%		None		None		2.50%		None	None	None	None
Maximum Deferred Sales Charge (Load) (as a % of lesser of amount invested or redemption value)	1.00%	[1]	5.00%	[1]	1.00%	[1]	None		None	None	None	None
Maximum Account Fee	$20	[2]	None		$20	[2]	$20	[2]	None	None	None	None

∎	The following replaces in its entirety the table titled “Shareholder Fees” under the “Fees and Expenses” section on page 29:

Shareholder Fees

(fees paid directly from your investment)	Class A		Class C		Class E		Class I	Class N	Class R	Class Y
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	5.75%		None		2.50%		None	None	None	None
Maximum Deferred Sales Charge (Load) (as a % of lesser of amount invested or redemption value)	1.00%	[1]	1.00%	[1]	None		None	None	None	None
Maximum Account Fee	$20	[2]	$20	[2]	$20	[2]	None	None	None	None

∎	The following replaces in its entirety the table titled “Shareholder Fees” under the “Fees and Expenses” section on pages 39, 66 and 122:

Shareholder Fees

(fees paid directly from your investment)	Class A		Class B		Class C		Class E		Class I	Class N	Class R	Class T1	Class Y
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	5.75%		None		None		2.50%		None	None	None	2.50%	None
Maximum Deferred Sales Charge (Load) (as a % of lesser of amount invested or redemption value)	1.00%	[2]	5.00%	[2]	1.00%	[2]	None		None	None	None	None	None
Maximum Account Fee	$20	[3]	None		$20	[3]	$20	[3]	None	None	None	None	None

∎	The following replaces in its entirety the chart titled “Calculation of Sales Charges on Class A and Class E Shares” under the “Your Account — Choosing a Share Class” section on page 248:

Calculation of Sales Charges on Class A Shares

For all Funds except for Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	5.75%	6.10%	5.00%
$50,000 to less than $100,000	5.25	5.54	4.50
$100,000 to less than $200,000	4.75	4.99	4.00
$200,000 to less than $300,000	3.50	3.63	2.80
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

Ivy Limited-Term Bond Fund
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $250,000	2.50%	2.56%	2.00%
$250,000 and over[2]	0.00	0.00	see below

Ivy Municipal Bond Fund and Ivy Municipal High Income Fund (for Class A shares only)
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	4.25%	4.44%	3.60%
$50,000 to less than $100,000	3.75	3.90	3.25
$100,000 to less than $300,000	3.25	3.36	2.75
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

[1]

Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.

[2]

No sales charge is payable at the time of purchase on investments of $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund), although for such investments the Fund will impose a CDSC of 1.00% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.

Calculation of Sales Charges on Class E Shares

For all Funds except for Ivy Government Money Market Fund
Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $250,000	2.50%	2.56%	2.00%
$250,000 and over[2]	0.00	0.00	see below

[1]

Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.

[2]

No sales charge is payable at the time of purchase on investments of $250,000 or more, although for such investments the Fund will impose a CDSC of 1.00% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.

∎

The reference to “investing $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund)” on page 250 is changed to “investing $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund or Class E Shares)”.

3)	Effective September 18, 2017, the minimum amount to open an account for Class E shares of each Fund will be reduced to $250. Therefore, on that date, the following changes are made to the prospectus:

∎	The following replaces in its entirety the table under the section “Purchase and Sale of Fund Shares” on pages 8, 13, 18, 28, 32, 59, 77, 120, 138, 145, 173 and 178:

For Class A, Class C and Class E:
To Open an Account (Class A and Class C)	$750
To Open an Account (Class E)	$250
For accounts opened with Automatic Investment Service (AIS)	$150
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$50
For Class I, Class N, Class R and Class Y:
Please check with your broker-dealer, plan administrator or third-party record keeper for information about minimum investment requirements.

∎	The following replaces in its entirety the table under the section “Purchase and Sale of Fund Shares” on pages 43, 71 and 127:

For Class A, Class C and Class E:
To Open an Account (Class A and Class C)	$750
To Open an Account (Class E)	$250
For accounts opened with Automatic Investment Service (AIS)	$150
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$50
For Class I, Class N, Class R, Class T and Class Y:
Please check with your broker-dealer, plan administrator or third-party record keeper for information about minimum investment requirements.

∎	The following replaces in its entirety the table under the section “Purchase and Sale of Fund Shares” on page 183:

For Class A, Class C and Class E:
To Open an Account (Class A and Class C)	$750
To Open an Account (Class E)	$250
For accounts opened with Automatic Investment Service (AIS)	$150
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$50
For Class N:
Please check with your broker-dealer, plan administrator or third-party record keeper for information about minimum investment requirements.

∎	The following replaces in its entirety the table under the section “Your Account — Buying Shares — Minimum Investments” on page 262:

For Class A, Class C and Class E:
To Open an Account (Class A and Class C)	$750 (per Fund)
To Open an Account (Class E)	$250 (per Fund)
For certain exchanges	see below[1]
For accounts opened with AIS	$150 (per Fund)*
For accounts established through payroll deductions and salary deferrals	Any amount
For retirement accounts established with employer discretionary contributions	Any amount
To Add to an Account	Any amount
For certain exchanges	$50 (per Fund)
For AIS	$50 (per Fund)
For payroll deductions and salary deferral	Any amount

For Class A, Class C and Class E:
For Class I, Class N, Class R, Class T and Class Y:
Please check with your selling broker-dealer, plan administrator or third-party record keeper for information about minimum investment requirements.

[1]

Minimum investment for an exchange is either (i) a single $750 exchange ($250 exchange for Class E shares) or (ii) the combination of a $150 exchange in combination with either (a) a $50 per month AIS or (b) a $50 per month systematic exchange from another fund.

*	An account may be opened with no initial investment and AIS set up on the account if the account is pending a Transfer of Assets from another investment company/retirement account custodian.

*****

IVY FUNDS

Supplement dated August 18, 2017 to the

Ivy Funds Statement of Additional Information

dated July 5, 2017

as supplemented July 14, 2017

1)	Effective September 18, 2017, Class E shares of Ivy Cundill Global Value Fund will be closed to new investments and will no longer be offered for sale.

2)	Effective September 18, 2017, the following replaces in its entirety the chart titled “Sales Charges for Class A and Class E Shares” under the “Investment Advisory and Other Services” section beginning on page 117:

Sales Charges for Class A Shares

IDI reallows to selling broker-dealers a portion of the sales charge paid for purchases of Class A shares as described below and in the Prospectus. A major portion of the sales charge for Class A shares and the CDSC for Class B and Class C shares and for certain Class A shares are paid to financial advisors and managers of IDI and third-party selling broker-dealers. IDI may compensate financial advisors as to purchases for which there is no front-end sales charge or CDSC.

Class A shares are subject to an initial sales charge when purchased, based on the amount of investment, according to the following tables:

Each Fund except Ivy Government Money Market Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	5.75%	6.10%	5.00%
$50,000 to less than $100,000	5.25	5.54	4.50
$100,000 to less than $200,000	4.75	4.99	4.00
$200,000 to less than $300,000	3.50	3.63	2.80
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

Ivy Limited-Term Bond Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $250,000	2.50%	2.56%	2.00%
$250,000 and over[2]	0.00	0.00	see below

Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	4.25%	4.44%	3.60%
$50,000 to less than $100,000	3.75	3.90	3.25
$100,000 to less than $300,000	3.25	3.36	2.75
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

[1]

Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.

[2]

No sales charge is payable at the time of purchase on investments of $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund), although for such investments the Fund will impose a CDSC of 1.00% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.

Sales Charges for Class E Shares

IDI reallows to selling broker-dealers a portion of the sales charge paid for purchases of Class E shares as described below and in the Prospectus. A major portion of the sales charge for Class E shares are paid to financial advisors and managers of IDI and third-party selling broker-dealers. IDI may compensate financial advisors as to purchases for which there is no front-end sales charge or CDSC.

Class E shares are subject to an initial sales charge when purchased, based on the amount of investment, according to the following table:

Each Fund except Ivy Government Money Market Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $250,000	2.50%	2.56%	2.00%
$250,000 and over[2]	0.00	0.00	see below

[1]

Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.

[2]

No sales charge is payable at the time of purchase on investments of $250,000 or more, although for such investments the Fund will impose a CDSC of 1.00% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.

For each Fund except Ivy Limited-Term Bond Fund:

IDI may pay dealers up to 1.00% on investments made in Class A and Class E shares with no initial sales charge, according to the following schedule:

1.00% — Sales of $1.0 million ($250,000 for Class E Shares) to $3,999,999.99

0.50% — Sales of $4.0 million to $49,999,999.99

0.25% — Sales of $50.0 million or more

Ivy Limited-Term Bond Fund:

IDI may pay dealers up to 1.00% on investments made in Class A and Class E shares with no initial sales charge, according to the following schedule:

1.00% — Sales of $250,000 to $3,999,999.99

0.50% — Sales of $4.0 million to $49,999,999.99

0.25% — Sales of $50.0 million or more

On each purchase of the Class A and Class E shares of the Funds offered at the then public offering price including the total applicable sales charges, commissions, dealer concessions and other fees (if any) shall be described in each Fund’s then-current prospectus and in this SAI (see Reasons for Differences in the Public Offering Price of Class A and Class E Shares).

3)	Effective September 18, 2017, the following replaces the first sentence of the second paragraph of the “Purchase, Redemption and Pricing of Shares — Purchase of Shares — Minimum Initial and Subsequent Investments” section on page 143:

Initial investments must be at least $750 (per Fund) for Class A and Class C shares, and at least $250 (per Fund) for Class E shares, with the exceptions described in this paragraph.

4)	Effective September 18, 2017, the reference to “investing $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund)” on page 146 is changed to “investing $1 million or more ($250,000 or more for Ivy Limited-Term Bond Fund or Class E Shares)”.

*****

IVY FUNDS

Supplement dated May 18, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016, December 29, 2016, January 12, 2017, January 25, 2017, February 22, 2017, March 2, 2017, April 7, 2017 and May 12, 2017

Effective immediately, the following table and related footnotes replace the “Annual Fund Operating Expenses” table (and existing footnotes corresponding to that table) in the “Fees and Expenses” section for Ivy Global Bond Fund on page 58:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class I	Class N	Class R	Class Y
Management Fees	0.63%	0.63%	0.63%	0.63%	0.63%	0.63%	0.63%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.00%	0.00%	0.50%	0.25%
Other Expenses	0.41%	0.53%	0.28%	0.27%	0.13%	0.36%	0.28%
Total Annual Fund Operating Expenses	1.29%	2.16%	1.91%	0.90%	0.76%	1.49%	1.16%

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class I	Class N	Class R	Class Y
Fee Waiver and/or Expense Reimbursement[3,4]	0.30%	0.42%	0.17%	0.16%	0.02%	0.00%	0.17%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.99%	1.74%	1.74%	0.74%	0.74%	1.49%	0.99%

[3]

Through July 31, 2017, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses as follows: Class A shares at 0.99%, Class B shares at 1.74%, Class C shares at 1.74%, Class I shares at 0.74% and Class Y shares at 0.99%. Prior to that date, the expense limitation may not be terminated by IICO, IDI, WISC or the Board of Trustees.

[4]

For the period from May 18, 2017 through July 31, 2018, IICO, IDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class N shares at 0.74%. Prior to July 31, 2018, the expense limitation may not be terminated without the consent of the Board of Trustees.

Effective immediately, the following replaces the “Example” section for Ivy Global Bond Fund on pages 58-59:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Year	10 Years
Class A Shares	$670	$933	$1,215	$2,017
Class B Shares	577	936	1,221	2,238
Class C Shares	177	584	1,016	2,219
Class I Shares	76	271	483	1,093
Class N Shares	76	241	420	940
Class R Shares	152	471	813	1,779
Class Y Shares	101	352	622	1,394

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Year	10 Years
Class A Shares	$670	$933	$1,215	$2,017
Class B Shares	177	636	1,121	2,238
Class C Shares	177	584	1,016	2,219
Class I Shares	76	271	483	1,093
Class N Shares	76	241	420	940
Class R Shares	152	471	813	1,779
Class Y Shares	101	352	622	1,394

*****

IVY FUNDS

Supplement dated May 12, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016, December 29, 2016, January 12, 2017, January 25, 2017, February 22, 2017, March 2, 2017 and April 7, 2017

Effective May 15, 2017, the following table and related footnotes replace the “Annual Fund Operating Expenses” table (and existing footnotes corresponding to that table) in the “Fees and Expenses” section for Ivy Managed International Opportunities Fund on page 123:

Annual Fund Operating Expenses

(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class I	Class R	Class Y
Management Fees	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.00%	0.50%	0.25%
Other Expenses	0.16%	0.43%	0.22%	0.11%	0.09%	0.10%
Acquired Fund Fees and Expenses[3,4]	0.94%	0.94%	0.94%	0.94%	0.94%	0.94%
Total Annual Fund Operating Expenses[5]	1.40%	2.42%	2.21%	1.10%	1.58%	1.34%
Fee Waiver and/or Expense Reimbursement[6,7]	0.00%	0.08%	0.00%	0.00%	0.00%	0.02%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.40%	2.34%	2.21%	1.10%	1.58%	1.32%
[3]

Acquired Fund Fees and Expenses sets forth the Fund’s pro rata portion of the cumulative expenses charged by the underlying funds in which the Fund invested during its last fiscal year. The actual Acquired Fund Fees and Expenses will vary with changes in the allocations of the Fund’s assets.

[4]

Prior to May 15, 2017, the Fund invested primarily in Class I shares of the underlying funds; effective May 15, 2017, the Fund invests primarily in Class N shares of the underlying funds. The Acquired Fund Fees and Expenses have been restated to reflect the cumulative expenses that would have been charged by the underlying funds during its last fiscal year if the Fund had been invested in Class N shares of the underlying funds.

[5]

The Total Annual Fund Operating Expenses ratio shown above does not correlate to the expense ratio shown in the Financial Highlights table because that ratio does not include the Acquired Fund Fees and Expenses.

[6]

Through July 31, 2017, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary operating expenses, excluding acquired fund fees and expenses, for the Fund’s Class A shares at 0.49%, Class B shares at 1.40%, Class C shares at 1.29%, Class I shares at 0.16%, Class R shares at 0.72% and Class Y shares at 0.38%. Prior to that date, the expense limitation may not be terminated by IICO, IDI, WISC or the Board of Trustees.

[7]

Through July 31, 2017, IDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IDI, WISC or the Board of Trustees.

Effective May 15, 2017, the following replaces the “Example” section for Ivy Managed International Opportunities Fund on pages 123-124:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for a one-year period, as indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$709	$993	$1,297	$2,158
Class B Shares	637	1,047	1,383	2,497
Class C Shares	224	691	1,185	2,544
Class I Shares	112	350	606	1,340
Class R Shares	161	499	860	1.878
Class Y Shares	134	423	732	1,611

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$709	$993	$1,297	$2,158
Class B Shares	237	747	1,283	2,497
Class C Shares	224	691	1,185	2,544
Class I Shares	112	350	606	1,340
Class R Shares	161	499	860	1.878
Class Y Shares	134	423	732	1,611

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IVY FUNDS

Supplement dated April 7, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016, December 29, 2016, January 12, 2017, January 25, 2017, February 22, 2017 and March 2, 2017

Effective April 10, 2017, additional sales charge reduction and waiver categories will be added to certain share classes of the Funds for purchases through specific intermediaries. Therefore, the prospectus is amended as follows:

For each Fund’s summary prospectus section (except Ivy Government Money Market Fund), the following is inserted as a new sentence immediately following the third sentence of the first paragraph of the “Fees and Expenses” section:

Further information about intermediary sales charge discounts may be found in Appendix A — Intermediary Sales Charge Discounts and Waivers.

The following is inserted as a new paragraph immediately preceding the third paragraph of the “Your Account — Choosing a Share Class” section on page 235:

The availability of certain sales charge waivers and discounts may depend on whether you purchase your shares through a financial intermediary. Different intermediaries may impose different sales charges (including potential reduction in or waivers of sales charges) other than those listed below. Such intermediary-specific sales charge variations are described in Appendix A to this prospectus, entitled Intermediary Sales Charge Discounts and Waivers. Appendix A is incorporated herein by reference (is legally a part of this prospectus).

The following is inserted as Appendix A (page A-1), immediately following the last page of the prospectus:

Appendix A

INTERMEDIARY SALES CHARGE DISCOUNTS AND WAIVERS

The availability of certain sales charge waivers and discounts will depend on whether you purchase your shares directly from the Fund or through a financial intermediary. Specific intermediaries may have different policies and procedures regarding the availability of front-end sales load waivers or CDSC waivers, which are discussed below. In all instances, it is the purchaser’s responsibility to notify the Fund or the purchaser’s financial intermediary at the time of purchase of any relationship or other facts qualifying the purchaser for sales charge waivers or discounts. For waivers and discounts not available through a particular intermediary, shareholders will have to purchase Fund shares directly from the Fund or through another intermediary to receive such waivers or discounts. Please see the section entitled Your Account — Choosing a Share Class for more information on sales charges and waivers available for different classes.

The information in this Appendix is part of, and incorporated into, the Funds’ prospectus.

PURCHASES THROUGH MERRILL LYNCH

Effective April 10, 2017, shareholders purchasing Fund shares through a Merrill Lynch platform or brokerage account will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.

Front-end Sales Load Waivers on Class A Shares available at Merrill Lynch

∎

Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan.

∎	Shares purchased by or through a 529 Plan.
∎	Shares purchased through a Merrill Lynch affiliated investment advisory program.
∎	Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch’s platform.
∎	Shares of funds purchased through the Merrill Edge Self-Directed platform (if applicable).
∎	Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family).
∎	Shares exchanged from Class C (i.e., level-load) shares of the same fund in the month of or following the 10-year anniversary of the purchase date.
∎	Employees and registered representatives of Merrill Lynch or its affiliates and their family members.
∎	Directors or Trustees of the Fund, and employees of the Fund’s investment adviser or any of its affiliates, as described in this prospectus.
∎

Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement).

CDSC Waivers on Class A, B and C Shares available at Merrill Lynch

∎	Death or disability of the shareholder.
∎	Shares sold as part of a systematic withdrawal plan as described in the Fund’s prospectus.
∎	Return of excess contributions from an IRA Account.
∎	Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70 1⁄2.
∎	Shares sold to pay Merrill Lynch fees but only if the transaction is initiated by Merrill Lynch.
∎	Shares acquired through a right of reinstatement.
∎	Shares held in retirement brokerage accounts, that are exchanged for a lower cost share class due to transfer to certain fee-based accounts or platforms (applicable to A and C shares only).

Front-end load Discounts Available at Merrill Lynch: Breakpoints, Rights of Accumulation & Letters of Intent

∎	Breakpoints as described in this prospectus.
∎

Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Merrill Lynch. Eligible fund family assets not held at Merrill Lynch may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets.

∎	Letters of Intent (LOI) which allow for breakpoint discounts based on anticipated purchases within a fund family, through Merrill Lynch, over a 13-month period of time (if applicable).